UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2021

AtriCure, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Innovation Way, Mason OH 45040

(Address of Principal Executive Offices, and Zip Code)

(513) 755-4100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	ATRC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matter to a Vote of Security Holders

The stockholders of AtriCure, Inc. (the “Company”) voted on the following items at the Annual Meeting of Stockholders held on May 20, 2021:

1.	The election of eight directors to serve one-year terms expiring at the 2022 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.	A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.	An advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement.

The nominees for director were elected based upon the following votes:

Director Nominees	For	Against	Abstain	Broker Non-Votes
Michael H. Carrel	40,013,214	1,143,119	15,350	2,348,347
Mark A. Collar	33,268,636	7,887,582	15,465	2,348,347
Daniel P. Florin	41,102,530	53,803	15,350	2,348,347
Regina E. Groves	41,103,119	53,564	15,000	2,348,347
B. Kristine Johnson	39,753,703	1,402,979	15,001	2,348,347
Karen N. Prange	37,567,891	3,588,792	15,000	2,348,347
Sven A. Wehrwein	41,102,315	54,018	15,350	2,348,347
Robert S. White	37,610,362	3,545,971	15,350	2,348,347

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 received the following votes:

For:	43,220,007
Against:	290,720
Abstain:	9,303
Broker Non-Votes:	0

The advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement received the following votes:

For:	39,361,546
Against:	1,793,104
Abstain:	17,033
Broker Non-Votes:	2,348,347

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated: May 24, 2021	By:	/s/ Angela L. Wirick
Angela L. Wirick
Chief Financial Officer